As filed with the Securities and Exchange Commission on July 26, 2004
                                           Registration Statement No. 333-108278
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                           IMMTECH INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

             Delaware                                           39-1523370
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                          150 Fairway Drive, Suite 150
                          Vernon Hills, Illinois 60061
                                 (847) 573-0033
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               ------------------

                         T. Stephen Thompson, President
                          150 Fairway Drive, Suite 150
                          Vernon Hills, Illinois 60061
                                 (847) 573-0033
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copy to: John F. Fritts, Esq.
                        Cadwalader, Wickersham & Taft LLP
                                 100 Maiden Lane
                          New York, New York 10038-4892

                               ------------------

        (Approximate date of commencement of proposed sale to the public)
   As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-108278

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                            Proposed maximum        Proposed maximum
Title of each class of securities        Amount to be        offering price        aggregate offering           Amount of
        to be registered                registered(1)         per share(2)              price(2)           registration fee(3)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01              150,000               $10.25                $1,537,500                $195.26
  per share
--------------------------------------------------------------------------------------------------------------------------------


(1) The 150,000 shares of Common Stock being registered in this Registration Statement is in addition to the 2,081,598 shares of Common Stock registered pursuant to Registrant's Registration Statement on Form S-3 (File No. 333-108278).

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) A filing fee has been previously paid in connection with 3,748,998 shares of Common Stock registered pursuant to Registrant's Registration Statement on Form S-3 (File No. 333-108278), which was reduced to 1,531,598 shares as a result of the company's determination to not register 2,290,000 shares of common stock, the subsequent addition of the registration of 2,600 shares to be issued pursuant to warrant exercise, plus the addition of registration of 550,000 shares. Registration fees of $4,585.80 and $106.63 were paid on August 21, 2003 and October 27, 2003, respectively.


================================================================================

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

                                EXPLANATORY NOTE

         This Registration Statement is being filed to register an additional 150,000 shares of our common stock, par value $0.01 per share, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-108278), including the exhibits thereto, filed by Immtech International, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on August 27, 2003, as amended, which was declared effective by the Commission on December 23, 2003 and, with respect to the post-effective amendment, on April 23, 2004, is incorporated herein by reference.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Vernon Hills, State of Illinois, on July 26, 2004.

                             IMMTECH INTERNATIONAL, INC.

                             By: /s/ T. Stephen Thompson
                                 -----------------------------------------------
                                 T. Stephen Thompson
                                 President, Chief Executive Officer and Director

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Stephen Thompson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

               Signatures                                         Title                                  Date
-----------------------------------------  ----------------------------------------------------  ---------------------

     /s/ T. Stephen Thompson               President, Chief Executive Officer and Director
     ------------------------------------       (Principal Executive Officer)                    July 26, 2004
     T. Stephen Thompson


     /s/ Gary C. Parks                     Chief Financial Officer, Treasurer and Secretary
     ------------------------------------       (Principal Financial and Accounting Officer)     July 26, 2004
     Gary C. Parks


     /s/ Cecilia Chan
     ------------------------------------  Executive Vice President and Director                 July 26, 2004
     Cecilia Chan


     /s/ Harvey R. Colten, M.D.
     ------------------------------------  Director                                              July 26, 2004
     Harvey R. Colten, M.D.


     /s/ Judy Lau
     ------------------------------------  Director                                              July 26, 2004
     Judy Lau


     /s/ Levi H.K. Lee, M.D.
     ------------------------------------  Director                                              July 26, 2004
     Levi H.K. Lee, M.D.


     /s/ Eric L. Sorkin
     ------------------------------------  Director                                              July 26, 2004
     Eric L. Sorkin


     /s/ Frederick W. Wackerle
     ------------------------------------  Director                                              July 26, 2004
     Frederick W. Wackerle


By:  /s/ T. Stephen Thompson
     ------------------------------------
     T. Stephen Thompson
     Attorney-In-Fact

                                Index to Exhibits
                                -----------------

Exhibit        Description
-------        -----------

5.1(1)         Opinion of Cadwalader, Wickersham & Taft LLP

23.1(2)        Consent of Deloitte & Touche LLP dated July 26, 2004

23.2(1)        Consent of Cadwalader, Wickersham & Taft LLP (included in
               Exhibit 5.1)

24.1(2) Powers of Attorney (included on Signature Page to this Registration Statement)

(1) Incorporated by reference to the Company's Registration Statement on Form S-3 (Registration Statement No. 333-108278) filed with the Securities and Exchange Commission on August 27, 2003.

(2)            Filed herewith.